Exhibit 10.2

EMPLOYMENT AGREEMENT

This Agreement (“Agreement”) is entered into as of August 11, 2025, by and between P.A.M. Transport, Inc. and related and affiliated companies ("COMPANY") and Daniel Kleine (“EMPLOYEE”), and the parties therefore agree as follows:

Subject to the terms and conditions contained in this Agreement and during the Term of this Agreement (as defined below), COMPANY hereby employs EMPLOYEE in the position of Senior Vice President of Finance and Treasurer with such duties and responsibilities as are commensurate with such office and may from time-to-time be assigned to EMPLOYEE by COMPANY.

EMPLOYEE hereby accepts such employment as a full-time employee, and while employed, shall devote his or her full business time, skills, energy and attention to the business of COMPANY, shall perform his or her duties in a diligent, loyal, businesslike and efficient manner, all for the sole purpose of enhancing the business of COMPANY, and in a manner consistent with all COMPANY policies, resolutions and directives from time to time stated or made by the COMPANY. Moreover, EMPLOYEE shall perform such services and duties as are consistent with EMPLOYEE’s position, are necessary or appropriate for the operation and management of COMPANY, and as are normally expected of persons appointed to executive positions in the business in which COMPANY is engaged.

1.Compensation for Services.

COMPANY shall pay to EMPLOYEE an annual base salary of $240,240.00 (“Base Salary”) as COMPANY’s Senior Vice President of Finance and Treasurer.

Base Salary shall be payable in equal installments pursuant to COMPANY’s payroll system in effect from time to time, less all applicable taxes required to be withheld by COMPANY pursuant to federal, state or local law.

EMPLOYEE will be reviewed annually for changes in Base Salary and eligibility for a performance bonus, if any.

2.Benefits.

EMPLOYEE shall be entitled to fringe benefits provided by COMPANY for its employees in the normal course of business.

3.Business Expenses.

COMPANY shall reimburse EMPLOYEE for all reasonable and necessary business expenses incurred by EMPLOYEE in the performance of his or her duties hereunder with respect to travel, entertainment and other business expenses, subject to COMPANY’s business expense policies in effect from time to time, including its procedures with respect to the manner of incurring, reporting and documenting such expenses.

4.Proprietary Information

a.EMPLOYEE shall forever hold in the strictest confidence and not disclose to any person, firm, corporation or other entity any of COMPANY’s Proprietary Information (as defined below) or any of COMPANY’s Records (as defined below) except as such disclosure may be required in connection with EMPLOYEE’s work for COMPANY and as expressly authorized by COMPANY in writing.

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b.For the purposes of this Agreement, the term “Proprietary Information” shall mean intercompany publications, unpublished works, plans, policies, computer and information systems, software and other information and knowledge relating or pertaining to the products, services, sales or other business of COMPANY or its successor, affiliates and customers in any way which is of a confidential or proprietary nature, the prices it obtains or has obtained from the sale of its services, its manner of operation, its plans, processes or other data, contracts, information about contracts, contract forms, business applications, costs, profits, tax information, marketing information, advertising methods, customers, potential customers, brokers, potential brokers, employees, matters of a technical nature (including inventions, computer programs, concepts, developments, contributions, devices, discoveries, software and documentations, secret processes or machines, including any improvements thereto and know-how related thereto, and research projects, etc.), and other information not generally available to the public, without regard to whether all of the foregoing matters will be deemed confidential, material or important. Anything to the contrary notwithstanding, the parties hereto stipulate that any and all knowledge, data and information gathered by EMPLOYEE through this Agreement, his/her employment with COMPANY and the operation of the business of COMPANY is deemed important, material or confidential, and gravely affects the effective and successful conduct of the business of COMPANY and COMPANY 's good will; could not without great expense and difficulty be obtained or duplicated by others who have not been able to acquire such information by virtue of employment with COMPANY; and that any breach of the terms of this Paragraph 4 shall be deemed a material breach of this Agreement.

c.EMPLOYEE agrees that all creative work, including without limitation, designs, drawings, specifications, techniques, models, processes and software prepared or originated by EMPLOYEE during or within the scope of employment whether or not subject to protection under the federal copyright or other law constitutes work made for hire all rights to which are owned by COMPANY. Moreover, EMPLOYEE hereby assigns to COMPANY all right, title and interest whether by way of copyright, trade secret, patent or otherwise, and all such work whether or not subject to protection by copyright or other law.

d.Upon termination of employment with COMPANY or at any other time requested by COMPANY, EMPLOYEE shall immediately return to COMPANY and not retain any copies of, any records, data, lists, plans, policies, publications, computer and information systems, files, diagrams and documentation, data, papers, drawings, memos, customer records, reports, correspondence, note books, service listing and any other business record of any kind or nature (including without limitation records in machine-readable or computer-readable forms) relating to Proprietary Information (“Records”).

e.EMPLOYEE acknowledges that, to the extent COMPANY derives independent economic value from any of its Proprietary Information and takes reasonable measures to maintain its secrecy, such Proprietary Information will be considered a trade secret under applicable law. EMPLOYEE further acknowledges that under the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. EMPLOYEE further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

5.Covenant Not To Solicit / Not To Compete:

a.As a material part of the consideration for this Agreement, EMPLOYEE agrees for a twenty-four (24) month period following the termination of EMPLOYEE's employment with COMPANY for any reason; EMPLOYEE agrees that he or she will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, approach or solicit for business, accept business from, divert business from, or otherwise interfere with any COMPANY or Affiliated Companies relationship with, any person or entity (or legal successor to such person or entity) that EMPLOYEE had any direct contact with while employed by the COMPANY and that: (a) has been a customer of COMPANY or any of the Affiliated Companies at any time within the six (6) month period prior to EMPLOYEE’s termination; or (b) to whom COMPANY or one of the Affiliated Companies had made a proposal within the six (6) month period prior to EMPLOYEE’s termination. In the event EMPLOYEE is terminated pursuant to Section 8 subsection (d) the Covenant Not to Compete will be for a period of four (4) months unless COMPANY elects the option to extend the Covenant Not To Compete up to one (1) year provided the separation agreement in Section 8 subsection (d) provides for compensation up to one (1) year. Anything contrary notwithstanding, this Paragraph 5 shall survive after the termination or the earlier cancellation of this Agreement.

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b.Both parties agree that the restrictions in this section are fair and reasonable in all respects including the length of time that they shall remain in effect and that COMPANY’s employment of EMPLOYEE upon the terms and conditions of this Agreement is fully sufficient consideration for EMPLOYEE's obligations under this section.

c.If any provisions of this section are ever held by a Court to be unreasonable, the parties agree that this section shall be enforced to the extent it is deemed to be reasonable.

6.No Interference With Employment Relationships

EMPLOYEE agrees that, during his or her employment, and for a period of twenty-four (24) months after his/her employment has terminated, for any reason, EMPLOYEE will not, directly or indirectly, solicit for employment, hire, or offer employment to, or otherwise aid or assist any person or entity other than COMPANY, in soliciting for employment, hiring, or offering employment to: (a) any employee of COMPANY, Affiliated Companies, or any independent contractor engaged by COMPANY or Affiliated Companies; or (b) any former employee or independent contractor of COMPANY or Affiliated Companies who was employed, or engaged, by COMPANY or Affiliated Companies within six (6) months before or after the cessation of EMPLOYEE’s employment. If EMPLOYEE breaches this provision and EMPLOYEE OR EMPLOYEE’S new principal or employer or an affiliate thereof hires any employee, former employee or independent contractor of COMPANY, EMPLOYEE agrees to pay COMPANY a fee equal to 30% of the employee’s or independent contractors gross compensation for his or her last full year of employment with the COMPANY or 30% of the employee’s gross compensation for his or her most recent partial year of employment, whichever is greater. This paragraph 6 also applies to employees of companies on Exhibit A.

7.Equitable Relief And Remedies At Law

EMPLOYEE acknowledges that COMPANY would suffer unique and irreparable injury in the event of a breach of the covenants contained in Sections 4, 5 and 6 of this Agreement, which breach could not be adequately compensated by the payment of damages alone. Accordingly in the event of any such breach by EMPLOYEE, EMPLOYEE agrees that this Agreement may be enforced by a decree of specific performance or an injunction without the necessity of posting a bond in addition to any remedies available at law, including damages arising out of or relating to a breach of those covenants, and that any remedy which COMPANY might have at law would be inadequate by itself.

8.Termination of Agreement

a.Without limitation of any other remedy available to COMPANY, whether in law or in equity, EMPLOYEE’s employment relationship shall terminate immediately without any further liability of COMPANY to EMPLOYEE, upon written notice from COMPANY to EMPLOYEE, for Just Cause. For purpose of this Agreement, “Just Cause” means: conviction of a felony, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, failure to perform duties as designated in this agreement, insubordination or dishonesty. In the event of EMPLOYEE’s termination pursuant to this Section 8(a), COMPANY shall have no obligation to pay Base Salary, bonuses, or benefits after date the employment relationship is terminated.

b.EMPLOYEE’s employment relationship shall terminate immediately upon death of EMPLOYEE.

c.EMPLOYEE agrees to submit to a medical examination at any time at COMPANY's request and expense. The medical examination will be related to EMPLOYEE's job and consistent with a business necessity of COMPANY. This Agreement may be terminated by COMPANY immediately upon written notice to EMPLOYEE if the examination reveals that EMPLOYEE is unable to perform the essential functions of this Agreement even with a reasonable accommodation. The Agreement may also be terminated if, for a period of three (3) consecutive months, EMPLOYEE is unable to perform the essential functions of the Agreement even with a reasonable accommodation. Upon such termination due to medical disability, EMPLOYEE's compensation shall be continued for three (3) months from the date of disability. In addition, EMPLOYEE will receive any residual bonus earned but not paid. Residual bonus to be paid in normal course of business

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d.Upon the determination by COMPANY that the best interests of COMPANY would be served, COMPANY shall have the further right to terminate EMPLOYEE’s employment relationship immediately or at any time, at its option upon written notice to EMPLOYEE, without Just Cause. If EMPLOYEE is terminated pursuant to this Section 8(d), EMPLOYEE shall be entitled to receive only Base Salary for a period of four (4) months following such termination, provided that EMPLOYEE signs the provided Separation Agreement (similar to the attached separation agreement). If COMPANY elects to extend the Covenant Not To Compete up to one (1) year they agree to extend Base Salary up to one (1) year. These payments shall not constitute employment for purpose of Section 5.

e.Any compensation payable to EMPLOYEE pursuant to this Section 8 following termination pursuant to subsection (d) of this Section 8 shall be reduced by the amount of any compensation earned by EMPLOYEE in any employment or consulting he/she may undertake during said period that constitutes a violation of Section 7 respecting non-competition.

f. Upon four (4) months prior written notice to COMPANY at any time, EMPLOYEE shall have the right to terminate his/her employment relationship with COMPANY at his/her option.  Upon receipt of such notice, COMPANY shall have the option to terminate EMPLOYEE’s employment relationship immediately upon written notice to EMPLOYEE.  In the event of termination pursuant to this Section 8(f), EMPLOYEE shall be entitled to receive Base Salary only for four (4) months. The time period on the covenant not to compete shall commence at the time of notice. Should EMPLOYEE voluntarily terminate their employment with COMPANY and fail to provide COMPANY the requisite four (4) months written notice, EMPLOYEE hereby confirms and agrees that it will be difficult or impossible to estimate the financial damage to the COMPANY.  EMPLOYEE therefore agrees to immediately pay COMPANY an amount equal to four (4) months of EMPLOYEE’s weekly salary as liquidated damages, and not as a penalty, to the COMPANY resulting from the failure to provide the required four (4) months written notice that EMPLOYEE is voluntarily terminating employment with COMPANY. EMPLOYEE agrees that the foregoing amount reasonably reflects the COMPANY’S probable loss flowing from such failure to provide four (4) months notice that EMPLOYEE is voluntarily terminating their employment with COMPANY.  Nothing in this section precludes the COMPANY from pursuing any other remedy defined in this Agreement.

g.Upon termination of this Agreement by COMPANY, EMPLOYEE shall, without a claim for compensation, provide COMPANY with written resignations from any and all offices held by his/her in or at the request of COMPANY, and in the event of his/her failure to do so, COMPANY is hereby irrevocably authorized to be, or designated as EMPLOYEE’s attorney in fact, to act in his/her name and in his/her behalf to execute such resignations.

9.No Restriction on Performance of Services Contemplated by Agreement

EMPLOYEE represents and warrants to COMPANY that: (i) EMPLOYEE is under no contractual or other restriction which would give a third party a legal right to assert that EMPLOYEE would not be legally permitted to perform the services contemplated by this Agreement; and (ii) by entering into this Agreement EMPLOYEE has not breached, and by performing the services contemplated by this Agreement, shall not breach, any Agreement or duty relating to proprietary information of another person or entity. It shall be considered cause for termination under Section 8(a) if the EMPLOYEE is under a contractual or other restriction which prevents the EMPLOYEE from performing services upon which they are hired to perform.

10.Severability

In case any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. To the extent possible, there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties, to the extent permitted by applicable law.

11.Entire Agreement

This Agreement embodies all the representations, warranties, covenants and agreements of the parties in relation to the subject matter hereof, and no representations, warranties, covenants, understandings, or agreements, unless expressly set forth herein or in an instrument in writing signed by the party to be bound thereby which makes reference to this Agreement, shall be considered effective.

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12.No Rights in Third Parties

Nothing herein expressed or implied is intended to, or shall be construed to confer upon, or give to any person, firm or other entity other than the parties hereto any rights or remedies under this Agreement, except as provided in Section 14.

13.Assignment

COMPANY may assign its rights and delegate its responsibilities under this Agreement to any affiliated company or to any corporation which acquires all or substantially all of the operating assets of COMPANY by merger, consolidation, dissolution, liquidation, combination, sale or transfer of assets or stock or otherwise. EMPLOYEE shall not be entitled to assign his or her rights or delegate his or her responsibilities under this Agreement to any person.

14.Payment to Estate

No person, firm or entity shall have any right to receive any payments owing to EMPLOYEE hereunder, except that EMPLOYEE’s estate shall be entitled to receive a final payment of installment of Base Salary for services rendered to COMPANY through date of death, reimbursement for any business expenses previously incurred by EMPLOYEE for which he or she would have been entitled to reimbursement hereunder, and any residual bonus earned but not paid. Any residual bonus shall be paid in normal course of business.

15.Amendment

No modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

16.Survival of Covenants

Without limitation of any other provisions of this Agreement, all representations and warranties set forth in this Agreement and the covenants set forth in Sections 4, 5 and 6 shall survive the termination of this Agreement for any reason for the maximum period permitted by law.

17.Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Michigan. The parties agree that should any litigation arise out of, in connection with, or relating to this Agreement, such litigation will be commenced in the Circuit Court for Macomb County Michigan or in the United States District Court for the Eastern District of Michigan provided such court has subject matter jurisdiction and venue.

18.Notices.

Service of all notices under this Agreement must be given personally to the party involved at the address set forth below or at such other address as such party shall provide in writing from time to time.

COMPANY:	PAMT CORP
297 W. Henri de Tonti Blvd.
Tontitown, AR 72770

EMPLOYEE:	Daniel Kleine		Daniel Kleine
	[ ]	or	297 W. Henri de Tonti Blvd.
	[ ]		Tontitown, AR 72770
	(existing address)		(principal executive offices)

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19.Section Headings

The titles to the Sections of this Agreement are for convenience of the parties only and shall not affect in any way the meaning or construction of any Section of this Agreement.

20.Non-Waiver.

No covenant or condition of this Agreement may be waived except by the written consent of COMPANY. Forbearance or indulgence by COMPANY in any regard whatsoever shall not constitute a waiver of the covenants or conditions to be performed by EMPLOYEE to which the same may apply, and, until complete performance by EMPLOYEE of said covenant or condition, COMPANY shall be entitled to invoke any remedy available to COMPANY under this Agreement or by law or in equity, despite said forbearance or indulgence.

21.Construction

Although this Agreement was drafted by COMPANY, the parties agree that it accurately reflects the intent and understanding of each party and should not be construed against COMPANY if there is any dispute over the meaning or intent of any provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

P.A.M Transport, Inc.

/s/ Holly Wright	By:	/s/ Tyler Majors
[Witness]		Tyler Majors
Vice President, Human Resources & Secretary

/s/ Holly Wright		/s/ Daniel Kleine
[Witness]		Daniel Kleine

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EXHIBIT A

1.	Central Transport, LLC.
2.	Universal Logistics Holdings Inc.
3.	Conlan Tire Co LLC
4.	P.A.M. Transport, Inc.
5.	Hercules Materials Holdings
6.	This will include all entities under common ownership to the above companies and/or their successors.

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